THE TOPPS COMPANY, INC.
                            EXECUTIVE SEVERANCE PLAN
                     SUMMARY PLAN DESCRIPTION/PLAN DOCUMENT
                   (Amended and Restated as of June 30, 2005)


1.   GENERAL INFORMATION

     (a) The Topps Company, Inc. Executive Severance Plan (the "Plan") provides a select group of management or highly compensated designated executives of The Topps Company, Inc. (the "Company") with severance pay if they are separated from service with the Company for the reasons described herein.

     (b) Notwithstanding any other provision of the Plan, as of the date any employee becomes an "Eligible Employee" (as defined below), the Plan supersedes any and all prior plans, policies, or practices, written or oral, which may have previously applied governing the payment of severance to such Eligible Employee, including, but not limited to The Topps Company, Inc. Severance Plan, effective February 1, 2003.

     (c) The Plan is adopted and effective as of July 1, 2004 (the "Effective Date").

     (d) This Summary Plan Description/Plan Document is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


2.   DEFINITIONS.

     For purposes of the Plan, the following definitions shall apply:

     (a) "Asset Sale" shall mean a sale of the Company's  assets as described in
Section 9(c) of the Company's 2001 Stock Incentive Plan.

     (b) "Base Salary" shall mean the Participant's base annual salary, excluding shift premiums, overtime, bonuses, commissions, other special payments or any other allowance.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Cause" shall mean that an Eligible Employee has (i) refused or repeatedly failed to perform the duties assigned to him/her; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to serious illness or disability; (iv) used illegal drugs or been impaired due to other substances; (v) been convicted of any felony; (vi) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; (vii) engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal, including, but not limited to harassment of any nature; or (viii) violated a material company policy; provided, however, that following a Change in Control, a termination for


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Cause pursuant to clause (i) shall only be permitted if the Eligible  Employee's refusal or repeated failure to perform the duties assigned to him/her were willful and deliberate on the Eligible Employee's part or committed in bad faith or without reasonable belief that such refusal or failure was in the best interests of the Company. The determination of whether any conduct, action or failure to act on the part of any Eligible Employee constitutes Cause shall be made by the CEO in the CEO's sole discretion; provided, however, that following a Change in Control, any such determination by the CEO shall be approved by the Successor Compensation Committee.

     (e) "Change in Control" shall have the meaning assigned to it in the Company's 2001 Stock Incentive Plan.

     (f) "CEO" shall mean the Chief Executive Officer of the Company.

     (g) "Disability" shall mean the Eligible Employee's absence from his/her duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Eligible Employee's incapacity due to physical or mental illness.

     (h) "Eligible Employee" shall mean an executive of the Company, other than the CEO, who has been selected by the CEO as a covered employee under this Plan and who has executed the Acknowledgment and Acceptance of the Terms and Conditions of the Plan and agreed to be bound by the terms and conditions of the Plan.

     (i) "Good Reason" shall mean the occurrence of any of the following events following a Change in Control, without the Eligible Employee's express written consent:

          (i) the assignment to the Eligible Employee of any duties which constitute, in any material respect, a change in the Eligible Employee's position(s), duties or responsibilities with the Company immediately prior to such Change in Control; provided, however, that the fact that the Eligible Employee's duties following a Change in Control are owed to a Successor or an affiliate of a Successor shall not in and of itself constitute a change in such Eligible Employee's position(s), duties or responsibilities in any material respect;

          (ii) a reduction in the Eligible Employee's Base Salary or bonus opportunity as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

          (iii) any  requirement  that the Eligible  Employee be based more than
     thirty  (30)  miles  from  the  Eligible  Employee's   principal  place  of
     employment immediately prior to the Change in Control;

          (iv) the failure of the Successor to (A) continue in effect any employee benefit plan or compensation plan in which the Eligible Employee and the Eligible Employee's eligible dependants are participating immediately prior to such Change in Control, unless the Eligible Employee is permitted to participate in other plans providing the Eligible Employee with substantially equivalent benefits in the aggregate or (B) provide the Eligible Employee with paid vacation in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for the Eligible Employee immediately prior to such Change in Control or as in effect generally at any time thereafter with respect to other peer executives of the Company.


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     For purposes of this Plan, any good faith determination of Good Reason made by the Eligible Employee shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Successor promptly after receipt of notice thereof given by the Eligible Employee shall not constitute Good Reason.

     (j) "Participant" shall mean an Eligible Employee whose employment has been terminated for any of the reasons set forth in Section 3(b) below.

     (k) "Plan Administrator" shall have the meaning assigned to it in Section 6(e) below.

     (l) "Release" shall mean an agreement releasing any and all claims the Participant may have against, among others, the Company, its parents, subsidiaries, affiliates and each of its current and former shareholders, officers, and directors, each of the foregoing in their capacity as such.

     (m) "Successor" shall mean the Company's successor in interest or other entity acquiring control of the Company or its assets as a result of a Change in Control.

     (n) "Successor Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Successor; provided, however, that if the Successor does not have a Compensation Committee, "Successor Compensation Committee" shall refer to such entity's full Board of Directors or similar governing body.

     (o) "Termination Date" shall mean the last official work day for which the Participant receives pay for service with the Company.

     (p) "Years of Service" shall mean a Participant's completed year of service measured from his/her date of hire by the Company; provided, however, that following the completion of the Participant's first Year of Service, a Participant will be considered to have completed a full Year of Service after completing six (6) months of service in that year.


3.   ELIGIBILITY FOR SEVERANCE BENEFITS

     (a) The Plan Administrator shall provide each Eligible Employee with written notice of his/her eligibility in the Plan. Such notification shall be delivered to the Eligible Employee as soon as practicable following the Effective Date.

     (b) An Eligible Employee shall become a "Participant" for purposes of this Plan, if his/her employment is terminated for any of the following reasons:

          (i) Termination of employment by the Company without Cause and such termination is unrelated to a Change in Control of the Company (a "Non-Change in Control Termination"), or


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          (ii)  Termination  of  employment  by (A) the  Company or a  Successor without Cause in connection with a Change in Control of the Company or within two years following a Change in Control of the Company or (B) the Eligible Employee for Good Reason within two years following a Change in Control of the Company (either of which shall be referred to as a "Change in Control Termination"); provided, however, that in the event of an Asset Sale that constitutes a Change in Control for an Eligible Employee, the termination of such Eligible Employee's employment with the Company in connection with such Asset Sale shall not constitute a termination of employment by the Company without Cause in connection with a Change in Control of the Company for purposes of this Section 3(b)(ii) if in connection with such Asset Sale or immediately following such Asset Sale such Eligible Employee is offered comparable employment with the Successor to the assets sold, disposed of or transferred or the Eligible Employee accepts employment with such Successor within six months following such Asset Sale; and further provided, however, that if an Asset Sale which constitutes a Change in Control for an Eligible Employee is effected through the sale of a subsidiary of the Company, the termination of such Eligible Employee's employment with the Company solely on account of the sale of such subsidiary shall not constitute a termination of employment without Cause in connection with a Change in Control of the Company for purposes of this Section 3(b)(ii) if immediately following the consummation of such sale such Eligible Employee remains employed with such subsidiary or is offered comparable employment with the Successor to the assets sold, disposed of or transferred or the Eligible Employee accepts employment with such Successor within six months following such Asset Sale. For purposes of this Section 3(b)(ii), an Eligible Employee will not be deemed to have been offered "comparable employment" if any change to such Eligible Employee's employment with a Successor when compared with such Eligible Employee's employment immediately prior to such Asset Sale would constitute Good Reason.


4.   SEVERANCE BENEFITS

     (a) Severance Benefit Amounts.

          (i) Non-Change in Control Termination. Subject to Section 4(b) below, in the event a Participant becomes entitled to benefits pursuant to Section 3(b)(i) above, the Company shall pay to the Participant a lump sum payment equal to the sum of (A) six (6) weeks of Base Salary (determined as of the Termination Date) and (B) one (1) week of Base Salary (determined as of the Termination Date) for each Year of Service, provided, however, that each such Participant shall receive a minimum of eight (8) weeks of Base Salary (determined as of the Termination Date).

          (ii) Change in Control Termination. Subject to Section 4(b) below, in the event a Participant becomes entitled to benefits pursuant to Section 3(b)(ii) above, the Company shall pay to the Participant a lump sum payment equal to two (2) times the sum of (A) the Participant's Base Salary (determined as of the Termination Date) and (B) the Participant's highest annual bonus paid or payable with respect to any of the last three fiscal years of the Company that ended immediately prior to the Termination Date.


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     (b) Notwithstanding anything contained herein to the contrary, the payments to be provided to the Participant as set forth in Section 4(a):

          (i) shall be lieu of any and all benefits otherwise provided under any severance pay policy, plan or program maintained from time to time by the Company for its employees, including, but not limited to any and all provisions relating to severance or separation benefits that are contained in any written employment agreement entered into between the Company and the Participant or any offer letter received from the Company; and,

          (ii) shall not be paid upon termination of the Eligible Employee's employment (A) by the Company for Cause, (B) by the Eligible Employee for any reason prior to a Change in Control, (C) by the Eligible Employee for any reason other than Good Reason following a Change in Control, (D) as a result of the Eligible Employee's death, or (E) by the Company due to a Disability; and

          (iii) shall not be due or paid or made available hereunder unless and until the Participant or his representative has executed a Release, and any applicable revocation period described in such Release has expired.

     (c) Taxes on Severance Pay. Severance payments are considered taxable income. All appropriate federal, state and local taxes will be withheld from all severance pay.

     (d) Severance Benefit Offsets. Payment of severance benefits pursuant to this Plan shall not be subject to offset, counterclaim, recoupment, defense or other claim, right or action which the Company may have, provided, however, that the amount of the severance benefit which any Participant is entitled to receive under the Plan shall be reduced, on a dollar for dollar basis, by all amounts, if any, which the Participant is entitled to receive as a result of the circumstances of his or her termination under the Federal Worker Adjustment and Retraining Notification Act (Pub. L. 100-379) or other similar federal, state or local statute. Payment of severance benefits pursuant to this Plan shall not be subject to a requirement that the Participant mitigate or attempt to mitigate damages resulting from the Participant's termination of employment.

     (e) Continuation of Benefits in the Event of Death. In the event a Participant dies prior to receipt of his or her entire severance benefit, the remaining portion of such severance benefit shall continue to be paid, in the same form as it was paid prior to death, to the Participant's spouse, or if the Participant is not married on the date of death, to the Participant's estate.

5.   RESTRICTIVE COVENANTS.

     In  consideration   for  the  benefits   provided  under  this  Plan,  each
Participant hereby agrees and acknowledges to be bound to the following restrictive covenants:

     (a) Confidentiality. Except as may be required by law or legal process, the Participant shall not at any time during the course of his/her employment or after the Termination Date disclose to any person or entity or use any information not in the public domain or generally known in the industry that the Company treats as confidential or proprietary, in any form, acquired by the Participant while employed by the Company or any predecessor to the Company's business or, if acquired following the Termination Date, such information which, to the Participant's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, including but not limited to information regarding clients, customers, investors, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. The Participant agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon the Termination Date, the Participant shall return to the Company the originals and all copies of any such information provided to or acquired by the Participant in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Participant during the course of his/her employment.

     (b) Non-Compete. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees that in the event of a Change in Control Termination pursuant to Section 3(b)(ii) above, during the six (6) month period following the Termination Date, the Participant shall not, directly or indirectly, whether as an employee, consultant, owner, shareholder, partner, member or otherwise, (i) engage in any business for his/her own account of the type performed by the Company in the geographic areas where the Company is actively doing business or soliciting business at the time of the Participant's termination ("Competitive Business"); (ii) enter the employ of, or render any services to, any person engaged in a Competitive Business; or (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in a Competitive Business. Notwithstanding anything contained herein to the contrary, the Participant may, directly or indirectly own, solely as an investment, securities of any person engaged a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if he/she
(A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own 5% or more of any class of securities of such person.

     (c) Non-Solicitation. In the event of a Change In Control Termination pursuant to Section 3(b)(ii) above, for a period of six (6) months following the Termination Date, the Participant shall not, whether for his/her own account or for the account of any other individual, partnership, firm, corporation or other business organization, directly or indirectly: (i) solicit, endeavor to entice away from the Company or any of its subsidiaries or affiliates, or otherwise directly interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who, to the knowledge of the Participant, is or was within the then most recent twelve-month period, a customer or client of the Company, its predecessors or any of its subsidiaries or (ii) attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company to give up, or to not commence, employment or a business relationship with the Company.

     (d) Non-Disparagement. The Participant agrees that he/she will make no disparaging or defamatory comments regarding the Company or its directors, officers, shareholders or employees in any respect or make any comments concerning any aspect of the Participant's relationship with the Company or the conduct or events which precipitated the Participant's termination of employment from the Company. The obligations of the Participant under this Section 5(d) shall not apply to disclosures required by applicable law, regulation or order of a court or governmental agency.

     (e) Acknowledgment: In consideration for the benefits provided under this Plan, each Participant acknowledges and confirms that (i) the restrictive covenants contained in this Section 5 are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Section 5 (including without limitation the length of the term of the provisions of this Section 5) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Participant further acknowledges and confirms that his/her full, uninhibited and faithful observance of each of the covenants contained in this Section 5 will not cause him/her any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his/her ability to obtain employment commensurate with his/her abilities and on terms fully acceptable to him/her or otherwise to obtain income required for the comfortable support of him/her and his/her family and the satisfaction of the needs of his/her creditors. The Participant acknowledges and confirms that his/her special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he/she were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 5. The Participant further acknowledges that the restrictions contained in this Section 5 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

     (f) Reformation by the Court: In the event that a court of competent jurisdiction shall determine that any provision of this Section 5 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 5 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

     (g) Injunction: It is recognized and hereby acknowledged by the parties hereto that a breach by the Participant of any of the covenants contained in this Section 5 will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Participant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this
Section 5 by the Participant or any of his/her affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.


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6.   ADMINISTRATIVE INFORMATION

     (a) Plan Name. The full name of the Plan is The Topps Company, Inc. Executive Severance Plan.

     (b) Plan's Sponsor. The Plan is sponsored by The Topps Company, Inc., One Whitehall Street, New York, NY 10004-2109, (212) 376-0300.

     (c) Plan Number and Employer Identification Number. The employer identification number (EIN) assigned by the Internal Revenue Service to the Plan Sponsor is 11-2849283. The Plan number assigned by the Company pursuant to instructions of the United States Department of Labor is 511.

     (d) Type of Plan and Funding. The Plan is an employee welfare benefit plan which is maintained primarily for the purpose of providing benefits to a select group of management or highly compensated employees. The benefits provided under the Plan are paid from the Company's general assets. No fund has been established for the payment of Plan benefits. No contributions are required under the Plan.

     (e) Plan Administrator.

          (i) The Plan shall be administered by the Vice President - Administration of The Topps Company, Inc. (the "VP"), provided that, with respect to benefits provided under the Plan to the VP, the Executive Vice President of The Topps Company, Inc. (the "EVP") shall administer the Plan; further, provided, that, following a Change in Control, the Plan shall be administered by the Successor Compensation Committee. The term "Plan Administrator" shall refer to the VP, except as described in the preceding sentence, in which case the "Plan Administrator" shall refer to the EVP or the Successor Compensation Committee.

          (ii) The Plan Administrator has full responsibility for the operation of the Plan. Supervisors or other officers of the Company are not authorized to interpret provisions of the Plan or make representations which are contrary to the provisions of the Plan document as interpreted by the Plan Administrator. All correspondence and requests for information should be directed as follows: The Topps Company, Inc., Plan Administrator, The Topps Company, Inc. Severance Plan, One Whitehall Street, New York, NY 10004-2109, (212) 376-0300.

          (iii) Subject to the express provisions of this Plan, the Plan Administrator shall have sole authority to interpret the Plan (including any vague or ambiguous provisions) and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations of the Plan Administrator shall be final, binding and conclusive as to all persons.

     (f) Agent for Service of Process. Should it ever be necessary, legal process may be served on the Plan Administrator at: The Topps Company, Inc., One Whitehall Street, New York, NY 10004-2109, Attn: General Counsel.

     (g) Type of Administration. The Plan is administered by The Topps Company, Inc.

     (h) Plan Year. January 1 - December 31.


7.   PLAN AMENDMENT OR TERMINATION.

     The Company reserves the right, in its sole and absolute discretion to amend or terminate, in whole or in part, any or all of the provisions of the Plan by action of the Board (or a duly authorized committee thereof) at any time; provided, however, that (i) any amendment that would reduce the aggregate level of benefits or terminate the Plan shall not become effective prior to the second anniversary of the Company giving notice to the Eligible Employees of such amendment or termination; and (ii) that any such amendment or termination of the Plan shall not affect the severance benefits payable under the Plan to any Participant whose Termination Date has occurred prior to the effective date of the amendment or termination of the Plan.


8.   OTHER IMPORTANT PLAN INFORMATION


     (a) Employment Rights Not Implied. Participation in the Plan neither gives you the right to be retained in the employ of the Company, nor does it guarantee your right to claim any benefit except as outlined in the Plan.

     (b) Governing Law. The construction and administration of the Plan will be governed by ERISA.

     (c) No Liability. No director, officer, agent or employee of the Company shall be personally liable in the event the Company is unable to make any payments under the Plan due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory or judicial limitations) or failure to obtain any required consent. In addition, neither the Plan Administrator nor any employee, officer or director of the Company shall be personally liable by reason of any action taken with respect to the Plan for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company, including the Plan Administrator, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith or gross negligence.

9.   CLAIMS APPEAL PROCEDURE

     The following information is intended to comply with the requirements of ERISA and provides the procedures an employee may follow if he or she disagrees with any decision about eligibility for Plan payments.

     (a) An Eligible Employee will be informed as to whether or not he/she is a Participant under the Plan, and thereby entitled to benefits under the Plan, on or before the last day worked. Eligible Employees who believe they are entitled to benefits under the Plan and do not receive notice of their status as a Participant, or who have questions about the amounts they receive, must write to the Plan Administrator within thirty (30) days of the date of their respective termination.

     (b) If the Plan Administrator denies an Eligible Employee's claim for benefits under the Plan, the Eligible Employee will be sent a letter within ninety (90) days (in special cases, more than 90 days may be needed and you will be notified if this is the case) explaining:

          (i) the specific reason or reasons for the denial;

          (ii) the specific provisions on which the denial is based;

          (iii) any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) an explanation of the Plan's claim review procedure.

     (c) If payment is denied or the Eligible Employee disagrees with the amount of the payment, he or she may file a written request for review within sixty
(60) days after receipt of such denial. This request should be filed with the Plan Administrator. The letter which constitutes the filing of an appeal should ask for a review and include the reasons why the Eligible Employee believes the claim was improperly denied, as well as any other appropriate data, questions, or comments. In addition, an Eligible Employee is entitled to:

          (i) review documents pertinent to his or her claim at such reasonable time and location as shall be mutually agreeable to the Eligible Employee and the Plan Administrator; and

          (ii) submit issues and comments in writing to the Plan Administrator relating to its review of the claim.

          (d) A final decision will normally be reached within sixty (60) days, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible. The Eligible Employee will receive a written notice of the decision on the appeal, indicating the specific reasons for the decision as well as specific references to the Plan provisions on which the decision is based.

10.  STATEMENT OF ERISA RIGHTS.

     The following statement of ERISA rights is required by federal law and rulings:

     (a) As a person covered under the Plan, you are entitled to certain rights and protections under ERISA. This law provides that all people covered by the Plan are entitled to:

          (i) Receive information about your plan and benefits.

          (ii) Examine, without charge, all plan documents, including copies of all documents filed by the Plan with the U.S. Department of Labor at the Plan Administrator's offices.

          (iii) Obtain copies of all plan documents and other plan information by writing to the Plan Administrator and asking for them. The Plan Administrator may make a reasonable charge for the copies.

     (b) In addition to creating rights for persons covered by the Plan, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in your interest and in the interest of the other people covered by the Plan. The law provides that no one may terminate you or otherwise discriminate against you in any way to prevent you from getting a benefit or exercising your rights under ERISA. The law provides that if your claim for a benefit is denied in whole or in part, you will receive a written notice explaining why your claim was denied. You have the right to have your claim reviewed and reconsidered.

     (c) Under ERISA, there are steps you can take to enforce your rights. For instance, if you request copies of documents from the Plan Administrator and do not receive them within thirty (30) days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the documents and pay up to $110 a day until you receive them, unless they were not sent because of reasons beyond the control of the Plan Administrator.

     (d) If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court that has jurisdiction. If it should happen that the people who operate the Plan misuse the Plan's money or if you are discriminated against for asserting your rights, you may ask the U.S. Department of Labor for help, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If your suit is successful, the court may order the person you have sued to pay costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

11.  ASSUMPTION OF THE PLAN BY SUCCESSOR.

     In the event of an Asset Sale that constitutes a Change in Control for one or more Eligible Employees, the Company may assign the liabilities hereunder with respect to all such Eligible Employees to the Successor to the assets sold. To the extent that any such Successor assumes such liabilities following an Asset Sale, the Company shall have no liability whatsoever for payments that become payable hereunder with respect to any Eligible Employee who is offered comparable employment with the Successor to the assets sold, disposed of or transferred following such Asset Sale or the Eligible Employee accepts employment with such Successor within six months following such Asset Sale or, where the Asset Sale is consummated in the form of a sale of a subsidiary, to any Eligible Employee who remains employed with such subsidiary or is offered comparable employment with the Successor to the assets sold, disposed of or transferred following such Asset Sale or the Eligible Employee accepts employment with such Successor within six months following such Asset Sale.



                  IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated as of the 30th day of June, 2005.



                                        THE TOPPS COMPANY, INC.

                                        By: ________________________

                             THE TOPPS COMPANY, INC.
                            EXECUTIVE SEVERANCE PLAN


                        ACKNOWLEDGMENT AND ACCEPTANCE OF
                      THE TERMS AND CONDITIONS OF THE PLAN



I acknowledge receipt of a copy of The Topps Company, Inc. Executive Severance Plan, Amended and Restated as of June 30, 2005 (the "Plan"). I have familiarized myself with the information in the Plan and do hereby agree to be bound by the terms and conditions of the Plan.

I understand and agree that my employment with The Topps Company, Inc. (the "Company") will continue to be "at-will," that either the Company or I may terminate my employment relationship with the Company at any time, and that nothing in this Plan is intended to imply or create any guarantee of employment between the Company and me.




-----------------------                         ----------------
Employee Signature                              Date



Please sign and return to Bill O'Connor